UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38058

Delaware	47-1329858
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(713) 871-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CADE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

The offer to rescind (the “Rescission Offer”) by Cadence Bancorporation, a Delaware corporation (the “Company”) the previous acquisition of up to 143,813 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of the Company, by persons who acquired such shares of Class A Common Stock pursuant to the Company 2018 Employee Stock Purchase Plan between May 29, 2019 and May 29, 2020, expired at 5:00 p.m., Eastern Time on September 18, 2020. The Rescission Offer was subject to the terms and conditions set forth in, and made pursuant to, the prospectus supplement dated August 18, 2020 (the “Prospectus”) as filed with the Registration Statement on Form S-3, File No. 333-225075, filed with the U.S. Securities and Exchange Commission on May 21, 2018 as amended through the date hereof (the “Registration Statement”). The foregoing description of the Rescission Offer does not purport to be complete and is qualified in its entirety by reference to the Prospectus the full text of which is incorporated herein by reference.

A validity opinion with respect to the Class A Common Stock is being filed with this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated September 18, 2020.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated September 18, 2020 (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

By:	/s/ Jerry W. Powell
Name:	Jerry W. Powell
Title:	Executive Vice President and General Counsel

Date: September 18, 2020